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                                                                  Exhibit 10(N)


                       STOCK OPTION CANCELLATION AGREEMENT



     This Stock Option Cancellation Agreement (this "Agreement") is entered into as of this 22nd day of December, 2005, by and between Saga Communications, Inc., a Delaware corporation (the "Company"), and ____________________ (the "Option Holder").

                               W I T N E S S E T H

     WHEREAS, on December 19, 2005, the Board of Directors and the Compensation Committee of the Company approved an offer to buy back the option ("Option") granted to the Option Holder pursuant to that certain Stock Option Agreement dated June 2, 2003 (the "Stock Option Agreement") at a price of ten cents ($0.10) per share (based on the valuation of an independent valuation firm).

     WHEREAS, the Option granted pursuant to such Stock Option Agreement is currently deeply underwater(1);

     WHEREAS, the Company believes it's in the best interest of stockholders to buy back and cancel the Option for ten cents ($0.10) per share;

     WHEREAS, the Option Holder being under no compulsion to sell the Option, and recognizing that the Option is deeply underwater and that the offering price, based on the valuation of an independent valuation firm, is fair, desires to cancel the Option and all of the Option Holder's rights under the Stock Option Agreement in consideration of payment by the Company of ten cents ($0.10) per share.

     NOW, THEREFORE, in consideration of the promises and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

     1. CANCELLATION OF OPTION. In consideration of the Company's payment to Option Holder of ten cents ($0.10) per share for each of the shares underlying the Option, the Option Holder and the Company hereby agree that the Option and Stock Option Agreement are hereby cancelled, and that Option Holder has no further rights with respect thereto.


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(1) The exercise price is $19.22 per share. In addition, the Option is exercisable in 20% increments on March 1, 2004, 2005, 2006, 2007 and 2008, respectively, provided that the fair market value of Class A Common Stock attains $30.95 per share (subject to adjustment for stock splits, stock dividends or other similar change in the common stock) on or before June 2, 2008 and either (i) remains at or above such value for 10 consecutive trading days, or (ii) averages at or above such value for a period of 20 consecutive trading days. If a Change of Control (as defined in the 2003 Option Plan) occurs, the options become immediately exercisable.


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     2.   ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter here.

     3. EXECUTION OF AGREEMENT. This Agreement may be executed in one or more counterparts, each of which shall constitute an original. The exchange of copies of this Agreement and the signature page (whether by facsimile or otherwise) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or otherwise shall be deemed to be their original signatures for all purposes.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set above.

Saga Communications, Inc.


By:
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Its: SVP/Treasurer/Chief Financial Officer


Option Holder:
              ----------------------------


Name:
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Address:
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Social Security No.
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